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                                                                     EXHIBIT 1.1

                            JORDAN INDUSTRIES, INC.

                                  $155,000,000

                     10-3/8% Series C Senior Notes Due 2007

                               Purchase Agreement

                                 March 17, 1999

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                           JEFFERIES & COMPANY, INC.

                       BANCBOSTON ROBERTSON STEPHENS INC.



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                                  $155,000,000

                     10-3/8% SERIES C SENIOR NOTES DUE 2007

                           OF JORDAN INDUSTRIES, INC.

                               PURCHASE AGREEMENT

                                                                 March 17, 1999

DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
JEFFERIES & COMPANY, INC.
BANCBOSTON ROBERTSON STEPHENS INC.
c/o  Donaldson, Lufkin & Jenrette
Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

                  Jordan Industries, Inc., an Illinois corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Jefferies & Company, Inc. and BancBoston Robertson Stephens Inc. (each, an "INITIAL PURCHASER," and, collectively, the "INITIAL PURCHASERS") an aggregate of $155,000,000 in principal amount of its 10-3/8% Series C Senior Notes due 2007 (the "SERIES C NOTES"), subject to the terms and conditions set forth herein. The Series C Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), between the Company and U.S. Bank and Trust National Association, as trustee (the "TRUSTEE"). The Series C Notes and the Series D Notes (as defined below) issuable in exchange for the Series C Notes and the Series B Notes (as defined below) are collectively referred to herein as the "NOTES." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         1. OFFERING MEMORANDUM. The Series C Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum, dated March 5, 1999 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated March 17, 1999 (the "OFFERING Memorandum"), relating to the Series C Notes.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series C Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE


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         "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED
         OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST
         HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AS BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE


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                  INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE
                  TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING."

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Series C Notes opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 94.288% of the principal amount thereof (the "PURCHASE PRICE").

         3. TERMS OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series C Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS" or "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series C Notes to Eligible Purchasers initially at a price equal to 96.62% of the principal amount thereof. Such price may be changed at any time without notice.

                  Holders (including subsequent transferees) of the Series C Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series C Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10-3/8% Series D Senior Notes due 2007 (the "SERIES D NOTES"), to be offered in exchange for the Series C Notes and the Company's 10-3/8% Series B Senior Notes due 2007 (the "SERIES B NOTES") (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series C Notes and to use their best efforts to cause such Registration Statements to be declared effective within 150 days after the Closing Date and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Asset Purchase Agreement dated as of February 26, 1999 between Alma Products Holdings, Inc., a Michigan corporation and a subsidiary of the Company ("HOLDINGS"), and Alma Piston Company (the "ALMA ACQUISITION AGREEMENT"), together with the other documents and instruments referred to therein, are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

         4.       DELIVERY AND PAYMENT.

                           (a) Delivery of, and payment of the Purchase Price
in immediately available funds for, the Series C Notes shall be made at the offices of Mayer Brown & Platt in Chicago, Illinois or such other location as may be mutually acceptable. Such delivery and


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payment shall be made at 9:00 a.m. local time, on March 22, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series C Notes are herein called the "CLOSING DATE."

                           (b) One or more of the Series C Notes in definitive
global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series C Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with transfer taxes thereon, if any, duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         5. AGREEMENTS OF THE COMPANY. The Company hereby agrees with the Initial Purchasers as follows:

                           (a) To advise the Initial Purchasers promptly after
obtaining knowledge thereof and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series C Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series C Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series C Notes under any state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (b) To furnish the Initial Purchasers as many copies
of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                           (c) During such period as in the reasonable opinion
of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities


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of the Initial Purchasers for so long as any Series C Notes are outstanding,
(i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object within five business days after being furnished with a copy thereof (unless in the reasonable opinion of counsel to the Company such amendment or supplement is required by law) and
(ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities (except to the extent any such amendment or supplement would, in the reasonable opinion of counsel for the Company, render the statements made in such Offering Memorandum, as proposed to be amended or supplemented, misleading, in light of the circumstances under which they are to be made).

                           (d) If, during the period referred to in Section
5(c) above, any event shall occur or condition shall exist as a result of which, in the reasonable opinion of counsel to the Initial Purchasers or the Company, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the reasonable opinion of counsel to the Initial Purchasers or the Company, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers such number of copies thereof as the Initial Purchasers may reasonably request.

                           (e) Prior to the sale of all Series C Notes pursuant
to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series C Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as reasonably required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

                           (f) For three years from the date hereof, to furnish
to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of its subsidiaries to their security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of its subsidiaries are listed and such other publicly available information concerning the Company or its subsidiaries as the Initial Purchasers may reasonably request.

                           (g) So long as any of the Series C Notes remain
outstanding and during any period in which the Company is not subject to
Section 13 or 15(d) of the Securities


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Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Series C Notes in connection with any sale thereof and any Eligible Purchaser of such Series C Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                           (h) Whether or not the transactions contemplated in
this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series C Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series C Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, if any, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series C Notes, (iv) all costs of printing or producing and delivering any preliminary and supplemental Blue Sky memoranda and other agreements, memoranda, correspondence and other documents prepared and delivered in connection therewith, (v) the cost of printing certificates representing the Series C Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series C Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar or depository (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, and (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement.

                           (i) To use its best efforts to effect the inclusion
of the Series C Notes in PORTAL.

                           (j) To comply with all of its agreements set forth
in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                           (k) During the period beginning on the date hereof
and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any of its subsidiaries or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any of its subsidiaries substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

                           (l) Not to sell, offer for sale or solicit offers to
buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series C Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that


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would require the registration of any such sale of the Series C Notes under the
Act.

                           (m) Not to voluntarily claim, and to actively resist
any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                           (n) To cause the Exchange Offer to be made in the
appropriate form to permit Series D Notes registered pursuant to the Act to be offered in exchange for the Series C Notes and to comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

                           (o) To comply in all material respects with all of
its agreements set forth in the Registration Rights Agreement.

                           (p) To use its best efforts to do and perform all
things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy in all material respects all conditions precedent to the delivery of the Series C Notes.

         6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers, jointly and severally, that:

                           (a) The Preliminary Offering Memorandum and the
Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact (except in the case of the Preliminary Offering Memorandum, for pricing and financial terms intentionally left blank) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                           (b) Each of the Company and its subsidiaries, has
been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties as described in the Offering Memorandum, and each is duly qualified, in good standing and authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on (i) the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or of the Company and its Restricted Subsidiaries, taken as a whole, or (ii) the ability of the Company or any subsidiary of the Company to perform its obligations under this Agreement or the other


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Operative Documents (a "MATERIAL ADVERSE EFFECT").

                           (c) All outstanding shares of capital stock of the
Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                           (d) The entities listed on Schedule A hereto are the
only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as otherwise noted on Schedule A, all of such shares are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN").

                           (e) This Agreement has been duly authorized,
executed and delivered by the Company.

                           (f) The Indenture has been duly authorized by the
Company. On the Closing Date, the Indenture will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding of law or in equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                           (g) The Series C Notes have been duly authorized
and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series C Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series C Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding of law or in equity). On the Closing Date, the Series C Notes will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

                           (h) On the Closing Date, the Series D Notes will
have been duly authorized by the Company. When the Series D Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series D Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium,



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reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding of law or in equity).

                           (i) The Registration Rights Agreement has been duly
authorized by the Company. On the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchasers), the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) limited by general principles of equity (whether considered in a proceeding of law or in equity), and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                           (j) Each of the Operative Documents, when executed
and delivered, will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                           (k) Neither the Company nor any of its subsidiaries
is (i) in violation of its respective charter or by-laws or (ii) other than defaults that are not likely to, singly or in the aggregate, result in a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

                           (l) The execution, delivery and performance of this
Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, or the Company and its Restricted Subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its

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subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                           (m) All representations and warranties of Holdings
in the Alma Acquisition Agreement are true and correct, and the Alma Acquisition Agreement and the transactions contemplated thereby have been duly authorized by Holdings.

                           (n) There are no legal or governmental proceedings
pending or, to the Company's knowledge, threatened to which the Company, or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                           (o) Neither the Company nor any of its subsidiaries
has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                           (p) Except as disclosed in the Offering Memorandum,
there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                           (q) Each of the Company and its subsidiaries has
such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices, to all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, to the Company's knowledge, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                           (r) The accountants, the firms of Ernst & Young LLP,
Blackman Kallick Bartelstein, LLP, Mellon, Smith & Pivoz, P.C., McFarland & Alton, P.C. and PriceWaterhouseCoopers, LLP who are independent public accountants with respect to the Company and Arthur Andersen LLP, the independent public accountants for the Alma Products Division of Alma Piston Company, have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum, as required by the Act and the Exchange Act.

                           (s) The historical financial statements, together
with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries, on both a consolidated basis and for the Company and its Restricted Subsidiaries, on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                           (t) The pro forma financial statements included in
the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in preparation thereof on a reasonable basis and in good faith and present fairly the proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                           (u) The Company is not and, after giving effect to
the offering and sale of the Series C Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           (v) There are no contracts, agreements or
understandings between the Company and any person that conflict with or will in any way impair the rights granted to holders of Series C Notes and Series B Notes under the Registration Rights Agreement.

                           (w) None of this Agreement, the issuance or sale of
the Series C Notes, or any of the other transactions contemplated by the Offering Memorandum will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                           (x) No "nationally recognized statistical rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any of its subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company's or any such subsidiary's retaining any rating assigned to the Company or any such subsidiary, any securities of the Company or any such subsidiary or (ii) has indicated to the Company or any of its subsidiaries that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries.

                           (y) Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or of the Company and its Restricted Subsidiaries, taken as a whole, (ii) there has not been any material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent that is material to the Company and its subsidiaries, taken as a whole, or the Company and its Restricted Subsidiaries, taken as a whole.

                           (z) Each of the Preliminary Offering Memorandum and
the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                           (aa) When the Series C Notes are issued and
delivered pursuant to this Agreement, the Series C Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                           (bb) No form of general solicitation or general
advertising (as defined in Regulation D under the Act) was used by the Company or any of its respective representatives (other than the Initial Purchasers, as to whom the Company make no representation) in connection with the offer and sale of the Series C Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series C Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                           (cc) Prior to the effectiveness of any Registration
Statement, the Indenture is not required to be qualified under the TIA, assuming (i) that the Eligible Purchasers who buy the Series C Notes in the Exempt Resales are QIBs or persons whom the Initial Purchasers, and any person acting on their behalf, reasonably believe are QIBs and (ii) the accuracy of the Initial Purchasers' representations contained herein regarding the absence of general solicitation in connection with the sale of the Series C Notes to the Initial Purchasers and the Exempt Resales.

                           (dd) No registration under the Act of the Series C
Notes is required for the sale of the Series C Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the Eligible Purchasers who buy the Series C Notes in the Exempt Resales are QIBs or persons whom the Initial Purchasers, and any person acting on their behalf, reasonably believe are QIBs and (ii) the accuracy of the Initial Purchasers' representations contained herein regarding the absence of general solicitation in connection with the sale of the Series C Notes to the Initial Purchasers and the Exempt Resales.

                           (ee) Each certificate signed by any officer of the
Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

                           (a) Such Initial Purchaser is a QIB with such
knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series C Notes.

                           (b) Such Initial Purchaser (A) is not acquiring the
Series C Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series C Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series C Notes only to QIBs or persons whom such Initial Purchaser, and any person acting on its behalf, reasonably believe are QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

                           (c) Such Initial Purchaser agrees that no form of
general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series C Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (d) Such Initial Purchaser agrees that, in
connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series C Notes only from, and will offer to sell the Series C Notes only to, QIBs or persons whom such Initial Purchaser, and any person acting on its behalf, reasonably believe are QIBs that agree that (x) the Series C Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series C Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an IAI that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of such Series C Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Series C Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series C Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

         8.       INDEMNIFICATION.

                           (a) The Company agrees to indemnify and hold harmless
the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Offering Memorandum (or any amendment or supplement thereto) or the Preliminary Offering Memorandum or (ii) any Rule 144A Information provided by the Company in connection with an Exempt Resale to an Eligible Purchaser or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished in writing to the Company (or reviewed and approved in writing) by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum, as then amended or supplemented, with or prior to the delivery of written confirmation of the sale by such Initial Purchaser (so long as the Final Offering Memorandum and any amendment or supplement thereto was provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery with or prior to such written confirmation) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum, as so amended or supplemented; provided, further, that the Company shall not be liable to any person hereunder for any losses, claims, damages, liabilities or judgments that
(i) arise from the gross negligence or willful misconduct of such person or
(ii) result from the use by such person of the Preliminary Offering Memorandum or the Offering Memorandum when the Company has notified the Initial Purchasers in writing that the Preliminary Offering Memorandum or the Offering Memorandum, as applicable, contains an untrue statement or omission of a fact or circumstance requiring an amendment to the Offering Memorandum.

                           (b) The Initial Purchasers, severally and not
jointly, agree to indemnify and hold harmless the Company and its respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference, in the case of each Initial Purchaser, to information relating to the Initial Purchasers furnished in writing to the Company (or reviewed and approved in writing) by such Initial Purchaser, expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                           (c) In case any action shall be commenced involving
any person in respect of which
indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been reasonably advised by such counsel that there may be one or more legal defenses reasonably available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with the written consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which indemnity or contribution may be sought hereunder (whether or not the indemnified party is a party to such pending or threatened action) unless such settlement, compromise or judgment (i) includes an unconditional release, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such pending or threatened action
(whether or not the indemnified party is a party to such pending or threatened action) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (d) To the extent the indemnification provided for
in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand from the offering of the Series C Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Initial Purchasers, severally and not jointly, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series C Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received severally and not jointly by the Initial Purchasers bear to the total price to investors of the Series C Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or an Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation

(even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter or action referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which such Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series C Notes purchased by each of the Initial Purchasers hereunder and not joint.

                           (e) The remedies provided for in this Section 8 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series C Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                           (a) All the representations and warranties of the
Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with materiality qualifiers, which shall be true and correct as written) on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                           (b) On or after the date hereof, (i) there shall not
have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or its subsidiaries by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                           (c) Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or of the Company and its Restricted Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series C Notes on the terms and in the manner contemplated in the Offering Memorandum.

                           (d) You shall have received on the Closing Date a
certificate dated the Closing Date, signed by the President and the Treasurer, a principal financial officer of the Company, confirming the matters set forth in Sections 6(y), 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                           (e) You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Mayer Brown & Platt, special counsel for the Company, in the Form of Exhibit B hereto.

                           (f) You shall have received on the Closing Date an
opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Sonnenschein Nath & Rosenthal, special counsel for the Company, in the Form of Exhibit C hereto.

                  The opinions of Mayer Brown & Platt and Sonnenschein Nath & Rosenthal described in Sections 9(e) and 9(f) shall be rendered to you at the request of the Company and shall so state therein. In giving such opinion with respect to the matters covered by the last clause of the opinion described in
Section 9(e), Mayer Brown & Platt may state that its opinion and belief are based upon and limited to its participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                           (g) The Initial Purchasers shall have received on
the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                           (h) The Initial Purchasers shall have received, at
the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, Moss & Adams LLP, PriceWaterhouseCoopers, LLP and Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum or consolidated with such financial statements and financial information, as the case may be.

                           (i) The Series C Notes shall have been approved by
the NASD for trading and duly listed in PORTAL.

                           (j) The Initial Purchasers shall have received a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

                           (k) The Company shall have executed the Registration
Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                           (l) The Company shall not have failed at or prior to
the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                           (m) All conditions precedent to the closing of the
transactions contemplated by the Alma Acquisition Agreement shall have been satisfied or waived, and such closing shall occur on the Closing Date simultaneously with the closing of the transactions contemplated by this Agreement.

         10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series C Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any of its subsidiaries on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or of the Company and its Restricted Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series C Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series C Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series C Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series C Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series C Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series C Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series C Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series C Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series C Notes and the aggregate principal amount of the Series C Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series C Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series C Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

         11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, Arbor Lake Centre, 1751 Lake Cook Road, Deerfield, Illinois 60015, and the phone number is
(847) 945-5591 and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series C Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling an Initial Purchaser, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Series C Notes and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Series C Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them.

Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(h) hereof. The Company also agrees to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and its respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series C Notes from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.

                                          Very truly yours,

                                          JORDAN INDUSTRIES, INC., an Illinois
                                          corporation


                                          By: /s/ Gordon L. Nelson
                                             --------------------------------
                                          Name: Gordon L. Nelson
                                               ------------------------------
                                          Title: Senior Vice President and
                                                 Treasurer
                                                -----------------------------



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ Edward Biggins
   ---------------------------------
Name: Edward Biggins
     -------------------------------
Title: Vice President
      ------------------------------

JEFFERIES & COMPANY, INC.

By: /s/ Andrew R. Whittaker
   ------------------------------------
Name: Andrew R. Whittaker
     ----------------------------------
Title: Executive Vice President
      ---------------------------------

BANCBOSTON ROBERTSON STEPHENS INC.

By: /s/ Laura A. Koch
   ------------------------------------
Name: Laura A. Koch
     ----------------------------------
Title: Vice President
      ---------------------------------

                                    SCHEDULE A

                                   SUBSIDIARIES

J.I. Finance Company
JII, Inc.
Welcome Home, Inc. (66%)
         Home Again Stores, Inc.
JI Properties, Inc.

RESTRICTED SUBSIDIARIES

Consumer and Industrial Products
         DACCO, Incorporated
                  ABC Transmission Parts Warehouse, Inc.
                  Borg Manufacturing
                  DACCO International, Inc.
                  DACCO/Detroit of Alabama, Inc.
                  DACCO/Detroit of Arizona, Inc.
                  DACCO/Detroit of Chattanooga, Inc.
                  DACCO/Detroit of Colorado, Inc.
                  DACCO/Detroit of Florida, Inc.
                  DACCO/Detroit of Indiana, Inc.
                  DACCO/Detroit of Kentucky, Inc.
                  DACCO/Detroit of Memphis, Inc.
                  DACCO/Detroit of Michigan, Inc.
                  DACCO/Detroit of Minnesota, Inc.
                  DACCO/Detroit of Missouri, Inc.
                  DACCO/Detroit of Nebraska, Inc.
                  DACCO/Detroit of Nevada, Inc.
                  DACCO/Detroit of New Jersey, Inc.
                  DACCO/Detroit of North Carolina, Inc.
                  DACCO/Detroit of Ohio, Inc.
                  DACCO/Detroit of Oklahoma, Inc.
                  DACCO/Detroit of Pennsylvania, Inc.
                  DACCO/Detroit of South Carolina, Inc.
                  DACCO/Detroit of Texas, Inc.
                  DACCO/Detroit of Virginia, Inc.
                  DACCO/Detroit of West Virginia, Inc.
                  Detroit Transmission Products Co.
                  Nashville Transmission Parts, Inc.
         Alma Products Holdings, Inc.
         Riverside Book and Bible House, Incorporated
                  World Bible Publishers, Inc.
         Detroit Transmission Products Co.

         Nashville Transmission Parts, Inc.
         The Old Imperial Electric Company
         The Old Scott Motors Company
         The Old Gear Research, Inc.
         Parsons Precision Products, Inc.
         Cape Craftsmen, Inc.
         Cho-Pat, Inc.
Specialty Printing and Labeling
         JII/Sales Promotion Associates, Inc.
         SPL Holdings Inc. (83%)
                  Sales Promotion Associates, Inc.
                  Valmark Industries, Inc.
                  Pamco Printed Tape & Label, Inc.
                  Seaboard Folding Box Corporation
Jordan Specialty Plastics, Inc.
         Beemak Plastics
         Sate-Lite Manufacturing Company
         Deflecto Corporation
                  Deflecto Canada Ltd.
                  Rolite Plastics


UNRESTRICTED SUBSIDIARIES

Jordan Telecommunication Products, Inc.
         JTP Industries, Inc.
                  Dura-Line Corporation
                           Dura-Line Mexico S.A. de C.V.
                           Dura-Line (Israel) LTD (33%)
                           Dura-Line International, Inc.
                                    Dura-Line Limited (U.K.)
                                    Dura-Line CT s.r.o. (75%)
                                    Dura-Line Shanghai Plastics Co., Ltd.
                                    Bharti Dura-Line Private Limited
                                    Dura-Line AGM, S.L.
                                    Dura-Line (Malaysia) Sdn. Bhd.
                  AIM Electronics Corporation
                  Cambridge Products Corporation
                   Johnson Components, Inc.
                  Vitelec Electronics Ltd.
                  Viewsonics, Inc.
                           Shanghai Viewsonics Electronics Co., Ltd.
                           Adapt Communication Supply Co. S.-Fl. Inc.
                  Bond Holdings, Inc.
                           Bond Technologies (80%)
                           K & S Sheet Metal Holdings, Inc.
                                    K & S Sheet Metal, Inc.

                           Cable Spec, Ltd.
                           Balance Manufacturing Services, Inc. (80%)
                  Northern Technologies Holdings, Inc.
                           Northern Technologies, Inc.
                                    HMC Holdings, Inc.
                  Old Jordan Telecommunications Product Group, Inc. Jordan Telecommunications Product Group-Europe, Inc. LoDan West, Inc.
         Engineered Endeavors, Inc.
         Telephone Services Holdings, Inc.
                  Telephone Services Inc. of Florida
                           Opto-Tech Industries, Inc.

Motors and Gears Holdings, Inc.
         Motors and Gears, Inc.
                  Motors and Gears Industries, Inc.
         The Imperial Electric Company
                  Gear Research, Inc.
         Merkel-Korff Industries, Inc.
         FIR Group Holdings, Inc.
                  Motors and Gears Amsterdam B.V.
                  FIR Group Holdings, Italia, S.r.l.
                  Construgioni, Italian Motor Electtrica
                  Selini Sistemi S.p.A.
                  T.E.A. Electromeccanica
                  Automazione, S.r.l.
         Electrical Design and Control Company
         Motion Holdings, Inc.
                  Motion Control Engineering, Inc.
         Advanced D.C. Holdings, Inc.
                  Advanced D.C. Motors Inc.
                           Electric Vehicle Components, Ltd. (50%)
                           Sermed S.A.R.L. (99%)
                           R & A Machine Tool Corporation (20%)
                           Advanced D.C. Motors GmbH (90%)

OTHER SUBSIDIARIES

         J.I. Finance Company
         JII, Inc.
         Welcome Home, Inc.
                  Home Again Stores, Inc.
         JI Properties, Inc.

                  The common stock of Motors and Gears Holdings, Inc., Jordan Telecommunication Products and Jordan Specialty Plastics, Inc. is owned by certain shareholders and affiliates of the Company and management of the respective companies, and the Company's investment in these entities is solely through its ownership of the M & G Junior Preferred Stock, JTP Junior Preferred Stock and JSP Junior Preferred Stock (each as defined in the Offering Memorandum).

                  The outstanding shares of capital stock of certain subsidiaries of the Company are subject to various liens and encumbrances pursuant to the Credit Agreement (as defined in the Offering Memorandum).

                                   SCHEDULE B

                                                             Principal Amount
          Initial Purchaser                                  of Notes

          Donaldson, Lufkin & Jenrette
            Securities Corporation                           $ 84,545,000
          Jefferies & Company, Inc.                          $ 56,364,000
          BancBoston Robertson Stephens Inc.                 $ 14,091,000

          Total                                              $155,000,000

                                    EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                         OPINION OF MAYER BROWN & PLATT

                                   EXHIBIT C

                    OPINION OF SONNENSCHEIN NATH & ROSENTHAL